THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF DECEMBER 12, 1997 (THE "WARRANT AGREEMENT"), AMONG INTEGRATED ORTHOPAEDICS, INC., A TEXAS CORPORATION (THE "ISSUER"), FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P., AND FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P., AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Number of
Stock Units: 2,500,000                                           Warrant No. A-2

                                    WARRANT

                          to Purchase Common Stock of

                         INTEGRATED ORTHOPAEDICS, INC.

     THIS IS TO CERTIFY THAT FW Integrated Orthopaedics Investors II, L.P., or its registered assigns (the "Holder"), is entitled to purchase 2,500,000 Stock Units at the Exercise Price (as defined below), in whole or in part, from time to time from Integrated Orthopaedics, Inc., a Texas corporation (the "Issuer"), at any time on and after July 1, 2000, but not later than 5:00 p.m., Houston time, on the Expiration Date (as defined below), subject to the terms and conditions hereinbelow provided. All capitalized terms unless otherwise defined herein shall have the meanings set forth in the Warrant Agreement. "Exercise Price" per share of Warrant Stock shall mean $8.00; provided, however, that, upon receipt of the requisite vote of the holders of Common Stock approving the following adjustment, the Exercise Price shall be the lesser of (i) $8.00, (ii) the average closing sales price of the Common Stock for the twenty trading days immediately prior to the Closing Date, (iii) the average closing sales price of the Common Stock for the twenty trading days immediately following the Closing Date, (iv) the average closing sales price of the Common Stock for the twenty trading days immediately following public disclosure of the Issuer's earnings for calendar 1998 and (v) the average closing sales price of the Common Stock for the twenty trading days immediately following public disclosure of the Issuer's earnings for calendar 1999. "Expiration Date" shall mean the fifth anniversary of the date on which this Warrant first becomes exercisable for Warrant Stock; provided, however, that the Issuer shall provide written notice to the Holder at least ten days before the Expiration Date (but no more than 30 days before the Expiration Date) informing the Holder that this Warrant is subject to this expiration provision; provided further that if no such notice is provided as contemplated by the immediately preceding proviso, the Expiration Date shall mean the date which is ten days after Holder's receipt of such notice. The number of Stock Units that this Warrant is exercisable for may be reduced in accordance with Schedule B hereto based on the Issuer's Revenue and EBITDA (each as defined below) for calendar years 1998 and 1999. "Revenue" shall mean accrual based gross clinic revenues less provisions for doubtful accounts, contractual adjustments and amounts retained by physician groups, which shall be audited by the Issuer's auditors in the course of their annual audit, consistent with past practices. "EBITDA" shall mean Revenue less all expenses except interest, taxes, depreciation and amortization. For purpose of calculating Revenue and EBITDA herein, any Revenue or EBITDA attributable to businesses other than the provision of professional medical services and ancillary services by Physician Practice Groups (as defined below) shall be excluded from such calculation. "Physician Practice Groups" are defined as (i) physicians and groups of physicians engaged in, and professional medical corporations and other entities employing or engaging physicians for, the provision of medical services and that have a management or similar relationship with the Issuer or a Subsidiary of the Issuer and (ii) physician practice management companies acquired by the Issuer or any of its Subsidiaries. (In connection with any acquisition consummated by the Issuer subsequent to the Closing Date, the acquired business will be considered a Physician Practice Group for purposes of this Warrant unless the Purchasers shall object to such designation. If the Issuer and the Purchasers are unable to agree upon a designation with respect to an acquisition, the Board of Directors of the Issuer shall submit the issue for resolution to a special committee consisting of independent accountants and independent directors created by the Board of Directors of the Issuer. The determination of the special committee shall be final and binding upon the Issuer and Purchasers.)

     Notwithstanding any other provision herein, upon a Change of Control (as defined below), this Warrant shall immediately become exercisable, in whole or in part, from time to time, at any time prior to the Expiration Date. "Change of Control" is defined as (i) the acquisition by another person or group of persons of 35% or more of the outstanding shares of Common Stock of the Issuer (other than through a merger, consolidation or business combination with another physician practice management company approved by the Purchasers), (ii) a majority change in the Board of Directors over a twelve month period, (iii) a merger, consolidation, or other similar transaction with another entity in which the Issuer is not the surviving entity or in which the Issuer's shareholders do not own a majority of the shares in the combined entity or (iv) a sale of all or substantially all of the Issuer's assets.

     The Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer:

     (a) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased (the "Exercise Notice");

     (b) payment of the aggregate Exercise Price for the number of Stock Units as to which this Warrant is being exercised (payable as set forth below); and

     (c)  this Warrant.

     The Exercise Price shall be payable (a) in cash or by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to the account of the Issuer or (b) by delivery of this Warrant Certificate to the Issuer for cancellation in accordance with the following formula: in exchange for each share of Warrant Stock issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised, the Holder shall receive such number of shares of Warrant Stock as is equal to the product of (i) the number of shares of Warrant Stock issuable upon exercise of the Warrants being exercised at such time multiplied by (ii) a fraction, the numerator or which is the fair market value per share of Warrant Stock at such time minus the Exercise Price per share of Warrant Stock at such time, and the denominator of which is the fair market value per share of Warrant Stock at such time. Such Exercise Notice shall be substantially in the form of Schedule A hereto. Upon receipt thereof, the Issuer shall, as promptly as practicable and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

     The certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of Warrant Stock, including, to the extent permitted by law, the right to vote Warrant Stock or to consent or to receive notice as a Shareholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid, and all taxes required to be paid by the Holder, if any, pursuant to the Warrant Agreement, prior to the issuance of Warrant Stock have been paid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Stock and other securities, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

     The Issuer shall not be required to issue a fractional amount of Warrant Stock upon exercise of this Warrant. As to any fraction of a share of Warrant Stock which the Holder would otherwise be entitled to purchase upon such exercise the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the fair market value per share of Warrant Stock on the date of exercise.

     THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated: December 12, 1997

                              INTEGRATED ORTHOPAEDICS, INC.


                              By: /s/ Ronald E. Pierce
                                 ---------------------
                              Name:
                                   -------------------
                              Title:
                                    ------------------


Attest:

/s/ Jeff R. Casey
-------------------
Secretary

                                                                      Schedule A
                                                                              to
                                                                         Warrant

                                FORM OF EXERCISE

                (To be executed by the registered Holder hereof)

     The undersigned registered owner of this Warrant irrevocably [exercises this Warrant for the purchase of _______ Stock Units of INTEGRATED ORTHOPAEDICS, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant], [exchanges this Warrant for _______ Stock Units of INTEGRATED ORTHOPAEDICS, INC., all on the terms and conditions specified in this Warrant,] and requests that certificates for the shares of Warrant Stock be issued in accordance with the instructions given below, and, if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Stock Units issuable hereunder be delivered to the undersigned.

Dated:
     --------------

                              --------------------------------------------------
                              (Signature of Registered Holder)


Instructions for issuance and
registration of Warrant Stock:


-----------------------------
Name of Registered Holder
(please print)

Social Security or Other Identifying
Number:
       ----------------------
Please deliver certificate to
the following address:


-----------------------------
          Street

-----------------------------
City, State and Zip Code

                                                                      Schedule B
                                                                              to
                                                                         Warrant


                              EXPIRATION SCHEDULE


     Actual 1998 Revenue(1)         Stock Units Expiring
     -------------------            --------------------

     $48.1 million or less          none

     More than $48.1 million but    *
     less than $51.3 million

     $51.3 million or more          625,000
     ---------------------
     * One Stock Unit shall expire for every $5.12 of Revenue in excess of $48.1 million, but in no event shall more than 625,000 Stock Units expire.


     Actual 1998 EBITDA(1)          Stock Units Expiring
     ------------------             --------------------
     $7.6 million or less           none

     More than $7.6 million but     *
     less than $8.1 million

     $8.1 million or more           625,000
     --------------------
     * One Stock Unit shall expire for every $0.80 of EBITDA in excess of $7.6 million, but in no event shall more than 625,000 Stock Units expire.


     Actual 1999 Revenue(2)         Stock Units Expiring
     -------------------            --------------------

     $115.5 million or less         none

     More than $115.5 million but   *
     less than $138.7 million

     $138.7 million or more         625,000
     ----------------------
     * One Stock Unit shall expire for every $37.12 of Revenue in excess of $115.5 million, but in no event shall more than 625,000 Stock Units expire.

     Actual 1999 EBITDA(2)          Stock Units Expiring
     ------------------             --------------------

     $22.5 million or less          none

     More than $22.5 million but    *
     less than $26.9 million

     $26.9 million or more          625,000
     ---------------------
     * One Stock Unit shall expire for every $7.04 of EBITDA in excess of $22.5 million, but in no event shall more than 625,000 Stock Units expire.

----------------------------
(1) As determined after application of Positive Carryback or Negative Carryback (as such terms are defined below).

(2) As determined after application of Positive Carryforward or Negative Carryforward (as such terms are defined below).

For purposes of calculating expired Stock Units pursuant to the foregoing tables, the following provisions shall apply:

     (a) if 1998 Revenue is greater than $51.3 million or 1998 EBITDA is greater than $8.1 million, the amount of such overage shall be carried forward (a "Positive Carryforward") and added to 1999 Revenue or 1999 EBITDA, as the case may be;

     (b) if 1998 Revenue is less than $48.1 million or 1998 EBITDA is less than $7.6 million, the amount of such shortfall shall be carried forward (a "Negative Carryforward") and subtracted from 1999 Revenue or 1999 EBITDA, as the case may be;

     (c) if 1999 Revenue is greater than $138.7 million or 1999 EBITDA is greater than $26.9 million, the amount of such overage shall be carried back (a "Positive Carryback") and added to 1998 Revenue or 1998 EBITDA, as the case may be; and

     (d) if 1999 Revenue is less than $115.5 million or 1998 EBITDA is less than $22.5 million, the amount of such shortfall shall be carried back (a "Negative Carryback") and subtracted from 1998 Revenue or 1998 EBITDA, as the case may be.

          Expiring Warrants for all periods pursuant to the foregoing tables may be determined only after the Issuer's audited financial statements for the year ended December 31, 1999 are delivered because of the impact of Positive Carrybacks or Negative Carrybacks.

                                                                         Annex 2
                                                                              To
                                                               Warrant Agreement

                               FORM OF ASSIGNMENT

                (To be executed by the registered Holder hereof)


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undesigned under this Warrant with respect to the number of shares of Warrant Stock covered thereby set forth hereinbelow unto:

                                                                Number of Shares
Name of Assignee                    Address                     of Warrant Stock
--------------------------------------------------------------------------------






Dated:
      -------------

                              --------------------------------------------------
                              Signature of Registered Holder



                              --------------------------------------------------
                              Name of Registered Holder
                              (Please Print)

Witness:
        -----------